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                                                               EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Electronic Retailing Systems International, Inc. (the "Company") of our report dated March 27, 1996, except for Note 13, as to which the date is July 11, 1996, relating to the consolidated financial statements of the Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Stamford, Connecticut
February 14, 1997